Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

I hereby consent to the incorporation by reference in the Registration Statements on Form 10-K dated June 29, 2018, of GB Sciences, Inc. of my report dated July 12, 2017, relating to the consolidated financial statements as of and for the year ended March 31, 2017, which appear in this Form 10-K. My report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Soles, Heyn & Company LLP

West Palm Beach, FL

June 29, 2018